Exhibit 99

                               Press Release

                                   Dated

                             September 9, 2003














                                PRESS RELEASE



Today's date: September 9, 2003                 Contact: Bill W. Taylor
Release date: Immediately                       Exec. Vice President, C.F.O.
                                                903-586-9861



              JACKSONVILLE BANCORP, INC. ANNOUNCES DECLARATION
                              OF CASH DIVIDEND
                           (NASDAQ SYMBOL - JXVL)

     Jacksonville Bancorp, Inc. announced that its Board of Directors, at their meeting on September 9, 2003, declared a cash dividend of $0.15 per share of common stock of Jacksonville Bancorp, Inc. payable on October 10, 2003, to stockholders of record at close of business on September 30, 2003.

     Jacksonville Bancorp, Inc. is the owner of Jacksonville Savings Bank, SSB that conducts business through eight branches throughout East Texas, in addition to its home office operations in Jacksonville, Texas.

     As of June 30, 2003 Jacksonville Bancorp, Inc. had a consolidated financial statement reflecting assets of $471.7 million, liabilities and deferred income of $427.8 million and stockholder's equity of $43.9 million.